[Exhibit 3.1 - Articles of Incorporation]


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                            ARTICLES OF INCORPORATION
                                       OF
                       MANUFACTURERS MARKETING GROUP, INC.

                                   PURSUANT TO
                              SECTION 78.050 OF THE
                         NEVADA GENERAL CORPORATION LAW










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                               PAUL GOODMAN, ESQ.
                        420 LEXINGTON AVENUE; SUITE 2020
                            NEW YORK, NEW YORK 10170
                                 (202) 661-6800

                                CORPORATE CHARTER



I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that MANUFACTURERS MARKETING GROUP, INC. did on NOVEMBER 18, 2003 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in he office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

                                            IN WITNESS WHEREOF, I have thereunto
                                            set my hand and  affixed  the  Great
                                            Seal  of  State,  at my  office,  in
                                            Carson City, Nevada, on NOVEMBER 19,
                                            2003.

                                                  DEAN HELLER
                                                  Secretary of State

                                            By
                                                  Certification Clerk

DEAN HELLER
SECRETARY OF STATE

208 NORTH CARSON STREET
CARSON CITY, NEVADA 89701-4299
(776) 984-6708

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                               Articles of Incorporation
                                  (PURSUANT TO NR 78)
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Important:  Read attached instructions before completing form.
------------------------------- -------------------------------------------------------------------------------------------------
1. NAME OF CORPORATION          MANUFACTURERS MARKETING GROUP, INC.
------------------------------- -------------------------------------------------------------------------------------------------
2.   RESIDENT  AGENT NAME AND   National  Registered  Agents,  Inc.  of NV
     STREET ADDRESS:
------------------------------- -------------------------------------------------------------------------------------------------
                                Name
------------------------------- -------------------------------------------------------------------------------------------------
                                1000 East William Street, Suite 204                  Carson City,      NEVADA     89701
                                ----------------------------------------------------------------               -------------
                                Street Address                                          City           State     Zip Code
------------------------------- -------------------------------------------------------------------------------------------------
                                1000 East William Street, Suite 204                  Carson City,                  89701
                                ----------------------------------------------------------------       -----------------
                                Optional Mailing Address                                City           State        Zip
                                Code
------------------------------- ----------------------------------------------------------- -------------------------------------
3. SHARES:                      Number of shares                                           Number of shares
------------------------------  with par value:  110,000,000        Par value: $  .0001    without par value:     none
                                               -------------                   --------                           -------
------------------------------- ----------------------------------------------------------- -------------------------------------
4. NAMES & ADDRESSES OF         1. William C. Martucci BOARD OF DIRECTORS/TRUSTEES:
------------------------------- -------------------------------------------------------------------------------------------------
                                Name
------------------------------- -------------------------------------------------------------------------------------------------
                                3 P.O. Box 343                                               Milburn         NJ          07081
                                --------------------------------------------------------------------- ---------------------------
                                Street Address                                               City         State          Zip
                                Code
------------------------------- -------------------------------------------------------------------------------------------------
                                2.
------------------------------- -------------------------------------------------------------------------------------------------
                                Name
------------------------------- -------------------------------------------------------------------------------------------------

------------------------------- -------------------------------------------------------------------------------------------------
                                Street Address                                               City         State          Zip
                                Code
------------------------------- -------------------------------------------------------------------------------------------------
                                3.
------------------------------- -------------------------------------------------------------------------------------------------
                                Name
------------------------------- -------------------------------------------------------------------------------------------------

------------------------------- -------------------------------------------------------------------------------------------------
                                Street Address                                               City         State          Zip
                                Code
------------------------------- -------------------------------------------------------------------------------------------------
5.                              PURPOSE:  The purpose of the  Corporation  shall
                                be: any lawful  activity for which  corporations
                                may be organized  under the General  Corporation
                                Law of Nevada.
------------------------------- -------------------------------------------------------------------------------------------------
6. NAMES, ADDRESS AND           Paul Goodman                                   /s/Paul Goodman SIGNATURE OF:
------------------------------- -------------------------------------------------------------------------------------------------
                                Name                              Signature
------------------------------- -------------------------------------------------------------------------------------------------
                                420 Lexington Avenue; Suite 2020                             New York,    NY             10170
                                ----------------------------------------------------------   ---------  -------------------------

------------------------------- -------------------------------------------------------------------------------------------------
                                Address                                                      City         State          Zip
                                Code
------------------------------- -------------------------------------------------------------------------------------------------
7.   CERTIFICATE OF             I hereby accept  appointment as Resident Agent for the above
     ACCEPTANCE  OF             named  corporation.   /s/ National  Registered  Agents,  Inc.
     APPOINTMENT OF RESIDENT    1/18/03 Authorized  Signature of R.A. or On Behalf of R.A. Company Date AGENT:
------------------------------- -------------------------------------------------------------------------------------------------

------------------------------- -------------------------------------------------------------------------------------------------
------------------------------- -------------------------------------------------------------------------------------------------

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



                                 ATTACHMENT TO:

                            ARTICLES OF INCORPORATION
                                       OF
                       MANUFACTURERS MARKETING GROUP, INC.


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                              ADDITIONAL PROVISIONS

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      EIGHT:  The total  number  of shares  which  the  corporation  shall  have authority to issue is One Hundred Ten Million (110,000,000) shares, having a par value of $.0001 per share, as follows:

      Common. The aggregate number of common shares which this Corporation shall have authority to issue is 100,000,000 shares of Common Stock, having a par value of $.0001 per share. All common stock of the Corporation shall be of the same class, common, and shall have the same rights and preferences. Fully-paid common stock of this Corporation shall not be liable to any further call or assessment.

      Preferred. The Corporation shall be authorized to issue 10,000,000 shares of Preferred Stock having a par value of $.0001 per share and with such rights, preferences and designations determined by the board of directors.

      NINE: The number of directors of the corporation may be increased or decreased in the manner provided in the Bylaws of the corporation; provided, that the number of directors shall never be less than one. In the interim between elections of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote which are not filed by said stockholders, may be filled by the remaining directors, though less than a quorum.

      TEN: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented.

      ELEVEN: The corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, execution, and administrators of such a person.

      TWELVE: The corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by the state, and all rights conferred upon stockholders herein are granted subject to this reservation.

      THIRTEEN: No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in it's discretion it shall deem advisable.


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